Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 Registration Statement of Lodestar Mining, Incorporated, on Form S-1 of our report dated February 25, 2008 for the financial statements of Lodestar Mining, Incorporated as of December 31, 2007 and 2006, and for the year ended December 31, 2007 and for the period from October 31, 2006 (Inception) through December 31, 2006. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ McElravy, Kinchen & Associates, P.C.

McElravy, Kinchen & Associates, P.C.
www.mkacpas.com
Houston, Texas

2073432.1
February 29, 2008